UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Heritage Drive, Suite 200

Jupiter, FL 33458

(Address of principal executive offices, including zip code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2026, Ligand Pharmaceuticals Incorporated (the “Company”) completed its previously announced private offering of $700.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $75.0 million aggregate principal amount of Notes. The Notes were issued pursuant to an indenture, dated June 25, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general senior, unsecured obligations of the Company and will mature on September 15, 2031, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest and the principal amount of the Notes will not accrete. The Notes may bear special interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding June 15, 2031 only under the following circumstances: (1) at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any fiscal quarter commencing after the fiscal quarter ending on September 30, 2026, if the last reported sale price of our common stock, par value $0.001 per share (“Common Stock”), exceeds 130% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such fiscal quarter ; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after June 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 2.9916 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $334.27 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 27.5% to the last reported sale price of the Common Stock on the Nasdaq Global Select Market on June 22, 2026. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes (or any portion thereof) in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related “redemption period” (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to September 21, 2029. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on or after September 21, 2029 and prior to the 51st scheduled trading day immediately preceding the maturity date for the Notes, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. The Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related notice of redemption (and after giving effect to the delivery of such notice of redemption). No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require, subject to certain exceptions, the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•

failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change when due and such failure continues for five business days or (ii) notice of a specified corporate event when due and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Indenture or the Notes;

•

default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $45,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy or insolvency-related events of default occur, the principal of, and any accrued and unpaid special interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and any accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The Company’s net proceeds from the offering were approximately $678.2 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $72.9 million of the net proceeds to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company from the sale of the warrants under the warrant transactions described below). In addition, the Company used approximately $60.0 million of the net proceeds from the offering, together with cash on hand, to repurchase 228,859 shares of Common Stock at a price of $262.17 per share, which is equal to the last reported price per share of Common Stock as of the date of pricing of the Notes, from certain purchasers of the Notes in privately negotiated transactions effected through one of the initial purchasers or an affiliate thereof concurrently with the pricing of the Notes.

Convertible Note Hedge Transactions

On June 22, 2026, concurrently with the pricing of the Notes, and June 23, 2026, concurrently with the initial purchasers’ exercise of the option to purchase additional Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Purchased Options”) with certain of the initial purchasers or affiliates thereof and certain other financial institutions (the “Counterparties”). The Purchased Options cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 2.09 million shares of Common Stock, which is equal to the number of shares of Common Stock that will initially underlie the Notes, at an initial strike price of $334.2693 per share. The Purchased Options will expire upon the maturity of the Notes, if not earlier exercised or terminated. A copy of the form of confirmation for the Purchased Options is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Purchased Options are expected generally to reduce the potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes.

Warrant Transactions

Separately from the Purchased Options, on June 22, 2026, concurrently with the pricing of the Notes, and June 23, 2026, concurrently with the initial purchasers’ exercise of the option to purchase additional Notes, the Company entered into privately negotiated warrant transactions to sell to the Counterparties warrants (the “Warrants”) to acquire, collectively, subject to customary anti-dilution adjustments, up to the same number of shares of Common Stock covered by the Purchased Options at an initial strike price of $524.3400 per share. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the form of confirmation for the Warrants is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The warrant transactions could separately have a dilutive effect to the Common Stock to the extent that the market price per share of Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants. The warrant transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated June 22, 2026 by and among the Company and the initial purchasers. The Company sold the Warrants to the counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on such exemption from registration based in part on representations made by the Counterparties in the confirmations for the Warrants.

The Notes, the Warrants, the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes or upon exercise of the Warrants, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes or exercise of the Warrants and any resulting issuance of shares of Common Stock. Initially, a maximum of 2,670,010 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 3.8143 shares of Common Stock per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of approximately 4.19 million shares of Common Stock may be issued upon exercise of the Warrants, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On June 22, 2026, the Company issued a press release announcing the pricing of its offering of $700.0 million aggregate principal amount of Notes, including the exercise in full of the initial purchasers’ option to purchase up to an additional $75.0 million aggregate principal amount of Notes, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 25, 2026, the Company issued a press release announcing the closing of its offering of $700.0 million aggregate principal amount of Notes, including the exercise in full of the initial purchasers’ option to purchase up to an additional $75.0 million aggregate principal amount of Notes, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, that involve risks and uncertainties, including statements concerning the offering of the Notes, the convertible note hedge and warrant transactions, and the Company’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements concerning the potential dilutive effect of the Warrants to holders of Common Stock; uncertainties as to the timing and/or occurrence of any conversions or redemptions of the Notes in accordance with the terms of the Indenture; the potential impact of the convertible note hedge transactions, warrant transactions and/or related transactions on dilution to holders of Common Stock; and the market prices of the Common Stock and/or the Notes are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various risk factors that are described more fully in the Company’s reports and other documents filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations. All information provided in this Current Report on Form 8-K is as of the date hereof, and the

Company undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law. These statements are not guarantees of future performance but are based on management’s expectations as of the date of this Current Report on Form 8-K and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 25, 2026, by and between Ligand Pharmaceuticals Incorporated and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Ligand Pharmaceuticals Incorporated’s 0.00% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Convertible Note Hedge Transaction Confirmation.

10.2	Form of Warrant Transaction Confirmation.

99.1	Press Release dated as of June 22, 2026.

99.2	Press Release dated as of June 25, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 25, 2026	By:	/s/ Andrew Reardon
	Name:	Andrew Reardon
	Title:	Chief Legal Officer and Secretary